UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
-------------------------

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 9, 2009
(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	Not Applicable
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

The Regatta Office Park
Windward Three, 4th Floor
West Bay Road, P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
(Address of Principal Executive Offices)

(345) 945-4277
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As earlier reported, on June 30, 2008, Consolidated Water Co. Ltd. (the “Company”) entered into the second amendment of the Company’s employment agreement (the “Employment Agreement”) with Mr. Frederick W. McTaggart, pursuant to which Mr. McTaggart serves as the Company’s President and Chief Executive Officer.  Pursuant to the terms of the amended Employment Agreement, Mr. McTaggart’s bonus was determined, at the sole discretion of the Company’s Board of Directors, and was paid in an amount not to exceed 100% of Mr. McTaggart’s then-current base salary (“Base Salary”).

The amount of the annual bonus, if any, was to be calculated by the Board of Directors based upon their assessment of the performance of Mr. McTaggart in the following areas: (a) the Company achieving its budgeted net income and earnings per share targets; (b) Mr. McTaggart facilitating the Company’s revenue growth through project extensions and new projects; (c) the Company staying within the approved capital expenditure budgets for operations, project extensions and new projects; (d) Mr. McTaggart fostering excellent communications with the Board of Directors and being receptive to input from the Board of Directors; (e) Mr. McTaggart executing any special projects as assigned by the Board of Directors; and (f) the development and maintenance of excellent customer relations.

On September 9, 2009, the Company entered into the third amendment of the Employment Agreement (the “Amendment”) with Mr. McTaggart.  Under the terms of the Amendment, Mr. McTaggart will be paid an annual bonus in an amount not to exceed 100% of Mr. McTaggart’s Base Salary, calculated as follows:  (a) 25% of Base Salary if the Company achieves its budgeted net income excluding operations in the British Virgin Islands for 2009; (b) 25% of Base Salary if the Company exceeds “Adjusted Revenues,” as defined in the Amendment; (c) 25% of Base Salary if the Company improves its “Income from Operations Margin,” as defined in the Amendment; and (d)  25% of Base Salary if the Company completes projects under the capital budget and on schedule.  Mr. McTaggart’s Base Salary for the financial year ending December 31, 2009 is $388,200.

None of the other terms of the Employment Agreement were modified in any material respect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amendment of Engagement Agreement dated September 9, 2009 between Consolidated Water Co. Ltd. and Frederick W. McTaggart.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

Date: September 10, 2009	By:	/s/ David W. Sasnett
	Name:	David W. Sasnett
	Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment of Engagement Agreement dated September 9, 2009 between Consolidated Water Co. Ltd. and Frederick W. McTaggart.